REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of MH Elite Portfolio of Funds, Inc.

	We have audited the accompanying statement of assets and liabilities of MH Elite Small Cap Fund of Funds ('Small Cap'), MH Elite Fund of Funds ('Fund of Funds') and MH Elite Select Portfolio of Funds, ('Select'), (collectively the 'Funds'), (each a series of MH Elite Portfolio of
Funds, Inc.) including the schedules of investments, as of December 31, 2006 and the related statements of operations for the year and period then ended, the statements of changes in net assets for each of the two years then ended for the Small Cap and the Fund of Funds, and the period April 6, 2006 (commencement of operations) to December 31, 2006 for the Select Fund and the financial highlights for each of the four years in the period then ended for the Small Cap, the two years then ended and for the period
January 13, 2004 (commencement of operations) to December 31, 2004 for the Fund of Funds and the period April 6, 2006 (commencement of operations) to December 31, 2006 for the Select Fund. These financial statements and financial highlights are the responsibility of the Funds' management.
Our responsibility is to express an opinion on these financial statements based on our audits. The financial highlights for the period ended
December 31, 2002 for the Small Cap were audited by other auditors whose report dated February 20, 2003 expressed an unqualified opinion on this information.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006, verified by examination through correspondence with brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of the Funds as of December 31, 2006, the results of their operations for the year then ended, the changes in their net assets and the financial highlights for the period indicated therein, in conformity with accounting principles generally accepted in the United States of America.



Abington Pennsylvania                                s/ Sanville & Company
February 27, 2007